UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2010

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Continental Towers 1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008-4210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 21, 2010, MYR Group Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders voted on the election of directors, the approval of the MYR Group Inc. Senior Management Incentive Plan, the approval of the MYR Group Inc. 2007 Long-Term Incentive Plan, and the ratification of the selection of the Company’s independent auditors.

The following persons were elected as Class III directors to hold office until the 2013 Annual Meeting of Stockholders and until their respective successors are elected and qualified, by the following final voting results:

Director	Votes For	Abstentions	Broker Non-Votes

Larry F. Altenbaumer	14,383,917	44,146	962,087

William A. Koertner	14,259,779	168,284	962,087

William D. Patterson	14,383,417	44,646	962,087

The following directors will continue to hold office until their terms expire: Jack L. Alexander, Henry W. Fayne, Betty R. Johnson, Gary R. Johnson, and Carter A. Ward.

Additionally, the Company’s stockholders voted to approve the MYR Group Inc. Senior Management Incentive Plan and the MYR Group Inc. 2007 Long-Term Incentive Plan, and to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the year ended December 31, 2010, by the following final voting results:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes

Senior Management Incentive Plan	15,039,780	301,872	46,079	2,419

2007 Long-Term Incentive Plan	13,855,280	524,822	45,631	964,417

Ernst & Young LLP	15,372,551	12,569	5,030	0

Item 9.01     Financial Statements and Exhibits.

(d)         The following exhibit is being filed with the current report on Form 8-K.

10.1 MYR Group Inc. Senior Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: May 26, 2010	By:	/s/ GERALD B. ENGEN, JR.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	MYR Group Inc. Senior Management Incentive Plan